STASH 2 The Heartless LLC

STASH 2 The Heartless LLC is a company that produces major motion picture/films. We plan to produce the sequel, STASH 2 The Heartless, to the award-winning film STASH The Movie.


STASH 2
The Heartless
A DCU ENTERPRISES PRODUCTION
STASH 2
THE HEARTLESS
COMING SOON

Invest

$99 minimum investment

DEADLINE: May 15, 2024

in 16 days

UNIT PRICE

$1

TOTAL RAISED

$27,936

VALUATION

$350,000

4(a)(6) offering provided by Netcapital Funding Portal Inc.

Pitch Updates Discussion

THE PREVIOUS AWARD-WINNING FILM

STASH 2 The Heartless movie is the sequel to the award-winning STASH The Movie. Honored at the **2021 New York-Tri State International Film Festival**, the **2021 IMDB The IndieFEST Film Awards** and the Honorable Mention at the **2021 Roma Short Film Festival** (Rome, Italy), STASH The Movie was released in 2022 and is currently streaming on major streaming platforms via Paid Per View: Prime Video, Google Play, TVP-VoD and Telus, as well as free streaming on TUBI.


STASH
The Movie
ROMA
SHORT FILM
FESTIVAL
HONORABLE
MENTION
WINNER
AWARD OF MERIT
IndieFEST
Film Awards
New York Tri-State
WINNER
International Film Festival

The above video is a trailer for STASH The Movie, LLC. This offering is only for STASH 2 The Heartless, LLC.

STASH The Movie Premiere Press Interviews


Robin Kurian
Frank Calo
Film Director/Producer

OUR PLAN FOR THE SEQUEL

Now, we are working towards producing *STASH 2 The Heartless.*

Synopsis

Jay Haze is living a quiet life in Miami when he is targeted for assassination by an unknown enemy. While Jay and his girlfriend, Tanya, is on a yacht, a shot meant for him kills her instead. Desperate for justice, Jay confronts his past in an attempt to discover who is responsible and exact revenge, but has to evade a group of deadly hitmen lethally pursuing him, one of whom is his own mother.

A LUCKY INVESTOR WILL WIN A WALK-ON ROLE IN STASH 2 THE HEARTLESS!*



When you invest in *STASH 2 The Heartless* you are not only investing in the financial performance of a sequel (to a profitable and award-winning movie *STASH The Movie*), BUT also taking your first step into the glamorous world of entertainment.

Each $100 investment (for example, a $1,000 investment = 10 entries) in STASH 2 The Heartless secures an entry to win a coveted cameo appearance in the film and or have their product placed in the scene. The winner will share the silver screen with industry-leading talents and leave their mark on the cinematic landscape or have their product shown to viewers as they continue to build their brand. They will be immersed in the creative world of filmmaking and be part of the magic behind the scenes. And will witness firsthand the passion and dedication that goes into bringing a captivating story to life.

Travel Arrangements: We understand the importance of a seamless experience. Rest assured (for U.S contiguous states based investors only), we will cover your travel arrangements on the day of filming, ensuring your comfort and convenience throughout the process.

Networking Opportunities: Rub shoulders with industry professionals, forge valuable connections, and open doors to future collaborations. Engage with like-minded individuals who share a passion for film and entertainment.

Prominent Credits: You will receive prominent credits in the movie's title, ensuring widespread visibility and your personal brand recognition. Benefit from the exposure and create a lasting impression on audiences worldwide.

Invest in *STASH 2 The Heartless* today and let your personal brand shine on the silver screen. This is your chance to be part of a groundbreaking cinematic experience and reap the rewards of a strategic investment. Join us in shaping the future of entertainment and secure your place in film history!

How many times can a person enter the drawing?

Each $100 investment (for example, a $1,000 investment = 10 entries) in *STASH 2 the HEARTLESS* will be considered one entry in the drawing.

When will the winner be announced?

The winner will be announced within one month of the closing date of this offering. This promotion will only be effective if $150,000 or more is raised in this offering.

Where will the winner be announced? Will they be announced on the Netcapital platform?

The announcement of the winner will be made on the official *STASH The Movie* website - stashthemovie.com.

How will the winner be contacted?

The winner will be notified via email.

**Disclaimer: Netcapital is not affiliated with the fulfillment of this prize in any capacity.* STASH 2 The Heartless LLC *has the right to modify the terms of this promotion at their discretion.*

DEAL HIGHLIGHTS

- Worldwide Major Movie Streaming Services Sales: Via Per View on Prime Video, Google Play, TVP-VoD and Telus, as well as free streaming on TUBI
- Corporate Sponsors via our website.
- **STASH The Movie won three awards:**
  – 2021 New York Tri-State International Film Festival
  – 2021 IMDB The IndieFEST Film Awards
  – Honorable Mention at the 2021 Roma Short Film Festival (Rome, Italy)

> **"The market size, measured by revenue, of the Movie & Video Production industry was $27.3B in 2022."**
>
> ---
> *IBIS World*

MARKET

Demographic includes people ages 18-45 in US major cities (LA, NY, Chicago, Atlanta, etc.), UK, Japan, Mexico, Canada.

Their interests may include:

- Entertainment such as: Equalizer 1-3, Taken 1-3, Fast and Furious, Power, Criminal Minds, Narcos, action films, thriller films
- Music such as: EDM Artbat, Black Coffee, A- Trak, Kygo, Diplo, Hip Hop, Jay Z, Drake, Cardi B, Bad Bunny, Beyonce
- Other interests such as: cars and pop culture

MEET THE CREATIVE TEAM



Kelly Dansby
CEO/Director/Executive Producer/Producer

Award-winning Executive Producer/Producer & Story Creator of STASH The Movie with a background in the recording industry.



Naomi Taylor
Producer

Award-winning Producer of STASH The Movie. Known for her rolls in STASH The Movie and Rollin' with the Nines.



Frank Calo
Award-Winning Producer

Over 30 years of work in the industry. Has worked with top actors including Robert DeNiro, Madonna, Demi Moore and Marlon Brando.



J.B. Colman
Writer & Director

Screenplay/Writer of award-winning STASH The Movie. Writer & Director of STASH 2 The Heartless.



Kent Oz
Director

Kent has a MBA in finance from the Wharton School of Business and a JD from Fordham Law. He's a member of the NY Bar. Kent has spent 10 years in investment banking focusing on structuring derivative products. For the last 13 years he has been working for the FDIC ensuring the safety and soundness of the banking system.

USE OF PROCEEDS

If the offering's maximum amount of $345,000 is raised:

Use	Value	% of Proceeds
Movie Production - Actors, Filming, Producing, Etc	$255,000	73.9%
Marketing & Promotion	$73,095	21.2%
Intermediary fees	$16,905	4.9%

TERMS

This is an offering of Common Units, under registration exemption 4(a)(6), in STASH 2 The Heartless LLC, doing business as STASH 2 The Heartless LLC . This offering must raise at least $10,000 by May 15, 2024 at 10:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. STASH 2 The Heartless LLC may issue additional securities to raise up to $345,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

695,000 units
× $1 per unit
$695,000 implied valuation

FINANCIALS

STASH 2 The Heartless LLC 's official name is STASH 2 The Heartless LLC, so that's the name that appears in the statements below.

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on November 29, 2023
- Form C/A on December 1, 2023
- Form C/A on December 12, 2023
- Form C/A on January 23, 2024
- Form C/A on March 22, 2024

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

> Website

UPDATES

Mar 22, 2024 • Filed Form C/A

Jan 23, 2024 • Filed Form C/A

Dec 12, 2023 • Filed Form C/A

Dec 1, 2023 • Filed Form C/A

Nov 29, 2023 • Primary offering of 345,000 units at $1

Nov 29, 2023 • Filed Form C

ASK A QUESTION

Proofread your comment before submitting: once it's posted, you can't edit or delete it. Investors are advised to review our Discussion Board Policy before submitting a comment. For the fastest help with the web site, email help@netcapital.com instead of commenting.

Type your question or comment here

Post

hello@netcapital.com
+1 (617)-231-9270